Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

of

Cellular Dynamics International, Inc.

at $16.50 Net Per Share

by

Badger Acquisition Corporation

a wholly owned indirect subsidiary of

FUJIFILM Holdings Corporation

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of common stock, par value $0.0001 per share (the “Shares”), of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”), before the Expiration Date (as defined in the Offer to Purchase) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by courier, facsimile transmission or mail to the Depositary. See Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer Is:

If delivering by mail, hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By Facsimile Transmission (for Eligible Institutions Only): (718) 234-5001

Confirm by Telephone: (877) 248-6417

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Badger Acquisition Corporation, a Wisconsin corporation (“Purchaser”) and a wholly owned indirect subsidiary of FUJIFILM Holdings Corporation, a corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 3, 2015 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Address(es):

Area Code and Tel. Number(s):

Signature(s):

Number of Shares Tendered:

Certificate Nos. (if available):

Check this box if Shares will be tendered by book-entry transfer: ☐

Depository Trust Company Account Number at Book-Entry Transfer Facility:

Dated:

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or a manually signed facsimile) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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